Exhibit 99.2

FORM OF ELECTION / LETTER OF TRANSMITTAL

For use by shareholders of SOMERSET HILLS BANCORP

in connection with the merger of

SOMERSET HILLS BANCORP

with and into

LAKELAND BANCORP, INC.

Please read these instructions carefully.

You must use this form:

* To tell the Exchange Agent whether you prefer to receive Lakeland Bancorp, Inc. (“Lakeland”) common stock or cash (or a combination of Lakeland common stock and cash) in the merger in exchange for your Somerset Hills Bancorp (“Somerset Hills”) common stock.

* To submit your Somerset Hills stock certificate(s).

As a shareholder of Somerset Hills, you will receive in connection with the merger, at your election, for each outstanding share of Somerset Hills common stock that you own at the effective time of the merger, either 1.1962 shares of Lakeland common stock or $12.00 in cash (or a combination of Lakeland common stock and cash), subject to proration as described in the merger agreement, so that 90% of the aggregate merger consideration will be shares of Lakeland Bancorp common stock and 10% will be cash. That is, if the elections made by Somerset Hills shareholders would result in other than 90% of the merger consideration to be paid by Lakeland equaling stock and 10% cash, then the Exchange Agent will designate, on a pro rata basis, from those holders electing to receive shares, those electing to receive cash, and those indicating no preference, those holders who will receive shares or cash, as applicable, so that 90% of the outstanding shares of Somerset Hills will receive Lakeland common stock and 10% of the outstanding shares of Somerset Hills will receive cash. For further details, see the discussion commencing on the following page under the caption “Background of Election Procedures & Exchange of Shares”.

If you fail to submit this form by the deadline described below, or if you fail to enclose your Somerset Hills stock certificate(s) with this form, you will be treated as though you expressed no preference between cash and stock.

The deadline for submission of this form is 5:30 p.m. (New York City time) on the date that is three business days prior to the day on which Somerset Hills is merged into Lakeland. Assuming that all regulatory approvals are received (and the 15 to 30 day period following FDIC approval during which the Justice Department may file objections to the merger relating to competitive factors has passed) prior to the date on which the Lakeland and Somerset Hills shareholders meetings are held, we hope to consummate the merger immediately after the shareholders’ meetings are conducted on April 24, 2013. As a result, based on this timeline the deadline for submitting this Election Form would be 5:30 p.m. (New York City time) on April 19, 2013. To ensure that you meet the deadline, you may want to submit this form and your stock certificate(s) earlier. We will permit you to revoke the form and we will return your stock certificate(s) to you if you notify the Exchange Agent in writing prior to the deadline.

To meet the deadline, you must properly complete this form and cause it to be delivered by the deadline, along with your stock certificate(s) and any other documents noted in the instructions below, to the Exchange Agent at the address shown below. If this document is delivered to any address other than the one shown below, it will not be a valid delivery. The Exchange Agent cannot be responsible for documents delivered to the wrong address.

The Exchange Agent is:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Tel: [            ]

Fax: [            ]

BACKGROUND OF ELECTION PROCEDURES & EXCHANGE OF SHARES

Each Somerset Hills shareholder should use this Election Form to tell the Exchange Agent such shareholder’s preferences. You may use the Election Form to elect to:

•	convert each of your Somerset Hills shares into Lakeland common stock;

•	convert each of your Somerset Hills shares into cash; or

•	convert a portion (in even 10% integrals) of your Somerset Hills shares into Lakeland common stock and convert the balance of your Somerset Hills shares into cash.

We will refer to all shares that are so designated for conversion into cash as “Cash Election Shares” and all shares that are so designated for conversion into Lakeland common stock as “Stock Election Shares.” Alternatively, you may indicate to the Exchange Agent by means of this Election Form that you have no preference as to whether you receive cash or Lakeland common stock pursuant to the merger. We will refer to these shares as “Non-Election Shares.” If you either (i) do not submit a properly completed Election Form in a timely fashion or (ii) revoke your Election Form and do not submit a new Election Form prior to the deadline for the submission of the Election Form, the shares of Somerset Hills common stock held by you will be treated as “Non-Election Shares.” We refer to the number of shares equal to 10% of the shares of Somerset Hills common stock outstanding immediately prior to the effective time of the merger as the “Cash Number,” and the number of shares equal to 90% of the shares of Somerset Hills common stock outstanding immediately prior to the effective time of the merger as the “Stock Number.”

All elections must be made on an Election Form. To make an effective election, you must, in accordance with this Election Form, (i) complete properly and return the Election Form to the Exchange Agent in the enclosed envelope and (ii) deliver to the Exchange Agent your Somerset Hills stock certificate(s) with respect to such shares and any other required documents, all prior to the election deadline, which will be the close of business on the third business day prior to the date on which the merger is consummated. The merger could close as soon as immediately after the Lakeland and Somerset Hills shareholders’ meetings. Thus, you should assume that the election deadline may be as soon as 5:30 p.m. (New York City time) on April 19, 2013, the third business day prior to the date scheduled for the shareholders’ meetings.

If you have a preference as to the form of consideration to be received for your Somerset Hills shares, you should make an election because shares as to which an election has been made will be given priority in allocating such consideration over shares as to which an election is not received. Neither Somerset Hills nor Lakeland nor their respective boards of directors will make any recommendation as to whether shareholders should elect to receive cash or stock in the merger. You must make your own decision with respect to such election.

Subject to adjustment to comply with certain tax requirements, the cash and stock consideration payable in the merger will be allocated as follows:

Oversubscription for Stock. If the aggregate number of Stock Election Shares exceeds the Stock Number:

•	All Non-Election Shares and Cash Election Shares will be converted into the right to receive cash; and

•	The Stock Election Shares will be converted into the right to receive Lakeland common stock and cash in the following manner:

•

the Exchange Agent will select from among the holders of Stock Election Shares, on a pro rata basis, a sufficient number of those shares, referred to as “Cash Designated Shares,” so that the number of Cash Designated Shares will, when added to the number of Cash Election Shares and Non-Election Shares, equal as closely as practicable the Cash Number, and all of the Cash Designated Shares will be converted into the right to receive cash; and

•	the Stock Election Shares that are not selected as Cash Designated Shares will be converted into the right to receive shares of Lakeland common stock.

Oversubscription for Cash. If the aggregate number of Cash Election Shares exceeds the Cash Number:

•	all Non-Election Shares and Stock Election Shares will be converted into the right to receive Lakeland common stock; and

•	the Cash Election Shares will be converted into the right to receive Lakeland common stock and cash in the following manner:

•

the Exchange Agent will select from among the holders of Cash Election Shares, on a pro rata basis, a sufficient number of these shares, referred to as “Stock Designated Shares,” so that the number of Stock Designated Shares will, when added to the number of Stock Election Shares and Non-Election Shares, equal as closely as practicable the Stock Number, and all of the Stock Designated Shares will be converted into the right to receive Lakeland common stock; and

•	the Cash Election Shares not selected as Stock Designated Shares will be converted into the right to receive cash.

Other Outcomes. If the aggregate number of Cash Election Shares is equal to or less than the Cash Number and the aggregate number of Stock Election Shares is equal to or less than the Stock Number:

•	All Stock Election Shares will be converted into the right to receive Lakeland common stock;

•	All Cash Election Shares will be converted into the right to receive cash; and

•	All Non-Election Shares, if any, will be converted into the right to receive Lakeland common stock or the right to receive cash in the following manner:

•

The Exchange Agent will select from among the holders of Non-Election Shares, on a pro rata basis, a significant number of those shares, referred to as the “Stock Exchanged Shares,” so that the number of Stock Exchanged Shares will, when added to the number of Stock Election Shares, be equal as closely as practicable to the Stock Number, and all of those Stock Exchanged Shares will be converted into the right to receive Lakeland common stock; and

•	The Non-Election Shares not selected as Stock Exchanged Shares will be converted into the right to receive cash.

This Election Form will also serve as a letter of transmittal, which is the form you will use to send your stock certificate(s) to the Exchange Agent to be exchanged in the merger. Certificates representing shares of Somerset Hills common stock MUST be sent in with your Election Form in the enclosed envelope. Please do not send your stock certificate(s) with their proxy card. Once you have submitted your Election Form, you will not be able to transfer your Somerset Hills shares during the period between the submission of your Election Form and the closing of the merger, unless you validly revoke your Election Form by notifying the Exchange Agent prior to the election deadline. After the closing of the merger, no further transfers of shares of Somerset Hills stock which were issued and outstanding immediately prior to the outstanding time shall be permitted.

After you surrender your Somerset Hills stock certificate(s) to the Exchange Agent and after the time the merger takes effect, you will receive cash and/or a certificate representing shares of Lakeland common stock. At the time any new stock certificate is issued, you will also receive a check for any fractional shares. All shares of Somerset Hills common stock held by you immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to you. No interest will be paid with respect to any cash payable in the merger.

In completing your Election Form (which begins on the following page), please observe carefully the instructions contained therein and which appear under the caption “INSTRUCTIONS”.

YOU MUST COMPLETE BOXES A, B AND D

AND CHECK ONE OF THE ELECTION

ALTERNATIVES NOTED BELOW

To the Exchange Agent:

This document is being delivered to you in connection with the merger of Somerset Hills Bancorp with and into Lakeland Bancorp, Inc.

I hereby surrender the stock certificates identified in Box A. I have indicated below my preference to receive either cash or Lakeland common stock in the merger in exchange for the shares represented by those certificates. I understand and acknowledge that, notwithstanding my election below, the elections submitted by Somerset Hills shareholders (including me) are subject to proration as described in the merger agreement, so that 90% of the aggregate merger consideration will be shares of Lakeland Bancorp common stock and 10% will be cash. That is, if the elections made by Somerset Hills shareholders would result in other than 90% of the merger consideration to be paid by Lakeland equaling stock and 10% cash, then the Exchange Agent will designate, on a pro rata basis, from those holders electing to receive shares, those electing to receive cash, and those indicating no preference, those holders who will receive shares or cash, as applicable, so that 90% of the outstanding shares of Somerset Hills will receive Lakeland common stock and 10% of the outstanding shares of Somerset Hills will receive cash.

I hereby elect as follows:

(Check only one of the following 4 choices):

☐	I prefer to receive cash for some of my Somerset Hills shares and Lakeland common stock for the rest of my Somerset Hills shares.

☐ I prefer to receive only cash.

☐ I prefer to receive only Lakeland common stock (other than cash in lieu of fractional shares).

☐ I express no preference between cash and Lakeland common stock.

If I checked the first box, I further elect as follows:

I desire to convert             % [insert 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80% or 90%] of my Somerset Hills shares into Lakeland common stock and the remainder of my Somerset Hills shares into cash.

By signing below, I certify that this election covers all of the shares of Somerset Hills common stock registered in my name and either (1) beneficially owned by me or (2) owned by me in a representative or fiduciary capacity for a particular beneficial owner. This election is subject to the terms and conditions set forth in the joint proxy statement/prospectus furnished to the shareholders of Somerset Hills in connection with the Somerset Hills/Lakeland merger. I acknowledge receiving a copy of that joint proxy statement/prospectus. I understand that I can obtain additional copies from the Exchange Agent if I wish.

I understand that I should refer to the tax issues addressed in the joint proxy statement/prospectus before making my election.

BOX A

CERTIFICATE INFORMATION

List below the Somerset Hills stock certificate(s) to which this document relates.

(Attach additional sheets if necessary)
Name and Address	Certificate Number*	Number of Shares

*Leave this column blank if your shares are uncertificated shares held in book entry form.

CERTIFICATE HOLDER(S) SIGN BOX B BELOW

I hereby represent and warrant that I have full power and authority to complete and deliver this document, to make the election set forth above and to deliver for surrender and cancellation the certificates described in Box A and any other certificates that I have delivered along with this document. I represent and warrant that the shares represented by the certificates are free and clear of all liens, restrictions, charges and encumbrance and are not subject to any adverse claim. If the Exchange Agent requests, I will execute and deliver any additional documents necessary or desirable to complete the exchange of the certificates. All authority that I confer by this document will survive my death or incapacity and all my obligations hereunder will be binding on my heirs, personal representatives, successors and assigns. I acknowledge that the certificates will not be deemed delivered until this document and the accompanying certificates are actually received by the Exchange Agent. Until then, the risk of loss and title to the certificates will not pass to the Exchange Agent.

BOX B YOU MUST SIGN IN THE BOX BELOW. Also: Sign and provide your tax ID number on the Substitute Form W-9 below.	BOX C
SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 5.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instruction 2.

Signature of Registered Holder

Signature of Registered Holder

Title, if any

Date:                     , 2013

Telephone No.:

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) in Box B must be guaranteed by an Eligible Institution. See Instruction 5.

Authorized Signature

Name of Firm

Address of Firm – Please Print

IMPORTANT TAX INFORMATION

NOTE: FAILURE TO COMPLETE THE SUBSTITUTE FORM W-9 BELOW MAY RESULT IN

BACKUP WITHHOLDING OF A SUBSTANTIAL PERCENTAGE OF ANY PAYMENT OR

DISTRIBUTIONS MADE TO YOU PURSUANT TO THE MERGER OR OTHERWISE.

See Instruction 9 of this Letter of Transmittal with respect to the substitute Form W-9.

BOX D

PAYER: AMERICAN STOCK TRANSFER & TRUST COMPANY
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (TIN) And Certification	Name:
Address:
Check appropriate box for federal tax classification:
	☐ Individual/Sole Proprietor ☐ Partnership	☐ C Corporation ☐ Partnership	☐ S Corporation ☐ Trust/estate
☐ Limited Laibility Company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ☐ Other (see Instructions) ☐ Exempt from backup withholding
	Part I. Please provide your taxpayer identification number in the space at right. If awaiting TIN, write “Applied For” in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.		SSN: OR EIN:
Part II. For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.

Part III. Certification

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me):

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

	Signature:		Date: , 2013

You must complete the following certificate if you wrote “applied for” in part I of this substitute form W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.

Signature:	Date:

6

SPECIAL PAYMENT AND MAILING INSTRUCTIONS

I understand that the Lakeland stock certificates or payment checks for cash that will be issued in exchange for the Somerset Hills stock certificates I surrender will be issued in the same names as the Somerset Hills stock certificates and will be mailed to the address of the registered holders indicated in Box A, unless I indicate otherwise in Box E or Box F below. If Box E is completed, my signature must be guaranteed in Box C as described in Instruction 5. Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

If your Certificate(s) have been lost, stolen, misplaced or mutilated contact the Exchange Agent at [ ]. See Instruction 8.
BOX E SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	BOX F SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate and/or check is to be issued in a name different from the name on the surrendered certificate(s). Issue to:

Name:

Address:

(Please also complete Substitute Form W-9 above AND see instructions regarding signature guarantee. See Instructions 5 and 9)

Complete ONLY if the new certificate/check is to be mailed to an address other than the address reflected in Box A. Mail to: Name: Address:

INSTRUCTIONS

(1) Execution and Delivery. This document, or a copy of it, must be properly filled in, dated and signed. It must be delivered, together with your Somerset Hills stock certificates, to the Exchange Agent at the appropriate address set forth on the first page of this document.

You may choose any method to deliver this document and your stock certificates; however, you assume all risk of non-delivery. If you choose to use the mail, we recommend that you use registered mail, return receipt requested, and that you properly INSURE all stock certificates. Delivery of stock certificates will be considered effective and risk of loss and title to stock certificates will pass only when those stock certificates are actually received by the Exchange Agent.

The Exchange Agent will mail the new Lakeland stock certificates and/or payment checks to which you are entitled, only after:

*	you have delivered to the Exchange Agent this form, or a copy of it, properly completed,

*	you have delivered your Somerset Hills stock certificates to the Exchange Agent along with this form,

*	you have followed the relevant instructions in this document in completing this form and delivering this form and your stock certificates to the Exchange Agent; and

*	the merger has occurred.

(2) Signatures. Except as otherwise permitted below, you must sign this Form of Election/Letter of Transmittal exactly the way your name appears on the face of your Somerset Hills stock certificates. If the shares are owned by two or more persons, each one must sign exactly as his or her name appears on the face of the certificates. If shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this form as there are different registrations of the certificates. If shares of Somerset Hills common stock have been assigned by the registered owner, this document should be signed in exactly the same way as the name of the assignor appearing on the stock certificates or transfer documents. See Instructions 5(a) and 5(b).

(3) Resolution of Disputes. Any and all disputes regarding this Form of Election/Letter of Transmittal will be resolved by Lakeland, and its decision will be conclusive and binding on all concerned. Lakeland may delegate this function to the Exchange Agent in whole or in part. Each of Lakeland and the Exchange Agent has absolute discretion to reject any and all documents and surrenders of Somerset Hills stock certificates that it decides are not in proper form. Each of Lakeland and the Exchange Agent has absolute discretion to waive any immaterial irregularities in any document or in the surrender of any stock certificate. A Form of Election/Letter of Transmittal will not be considered to have been submitted, and a Somerset Hills stock certificate will not be considered to have been surrendered, until all defects or irregularities have been either waived or cured.

(4) Issuing Payment Checks and New Certificates in the Same Name. If all new Lakeland stock certificates or payment checks are to be issued in the name of the registered holders inscribed on the surrendered stock certificates, the surrendered stock certificates do not need to be endorsed and the signatures on this document do not need to be guaranteed. If you need to correct a name or change a name, but no change in ownership is involved, see Instruction 5(c).

(5) Issuing Payment Checks and New Certificates in Different Names. If any new Lakeland stock certificates or payment checks are to be issued in the name of someone other than the registered holders of the surrendered stock certificates, you must follow the instructions below. Note that in each circumstance listed below, shareholders must have signatures guaranteed in Box C and must complete Box E.

(a) Endorsement and Guarantee. The surrendered Somerset Hills stock certificates must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holders of those certificates to the person who is to receive the new Lakeland stock certificates or payment checks. The signatures of the registered holders on the endorsement or stock power must correspond with the names written upon the face of the Somerset Hills stock certificates in every particular instance and must be medallion guaranteed by an eligible guarantor institution as defined below.

Definition of Eligible Guarantor Institution. The term “eligible guarantor institution” is defined in Rule17Ad-15 of the regulations of the Securities and Exchange Commission. The types of entities listed below typically qualify as eligible guarantor institutions. If you are not certain whether a particular institution is an eligible guarantor institution, you should check with the Exchange Agent before using that institution to guarantee your signature.

*	Banks;

*	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers;

*	Credit unions;

*	National securities exchanges, registered securities associations, and clearing agencies; and

*	Savings associations.

(b) Transferor’s Signature. This document must be signed by the transferor or assignor or his or her agent, and should not be signed by the transferee or assignee. See Box B. The signature of the transferor or assignor must be medallion guaranteed by an eligible guarantor institution in the manner described in Instruction 5(a).

(c) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., this document should be signed, e.g., “Mary Doe, now by marriage Mary Jones.” For a correction in name, this document should be signed, e.g., “James E. Brown, incorrectly inscribed as J. E. Brown.” The signature in each case should be guaranteed in the manner described in Instruction 5(b) above and Box E should be completed.

You should consult your own tax advisor as to any possible tax consequences resulting from the issuance of new Lakeland stock certificates or payment checks in a name different from that of the registered holders of the surrendered Somerset Hills stock certificates.

(6) Supporting Evidence. If this document, any stock certificate endorsement or any stock power is executed by

*	an agent,

*	an attorney,

*	an administrator,

*	an executor,

*	a guardian,

*	a trustee,

*	an officer of a corporation on behalf of the corporation, or

*	any other person in any fiduciary or representative capacity,

then you must submit documentary evidence of the signer’s appointment and authority to act in that capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making the execution. The documentary evidence must be in a form that is satisfactory to the Exchange Agent.

(7) Special Instructions for Delivery by the Exchange Agent. The new Lakeland stock certificates or payment checks will be mailed to the address of the registered holders indicated in Box A, unless different instructions are given in Box F.

(8) Lost, Stolen or Destroyed Certificates. If you are unable to locate a Somerset Hills stock certificate, the Exchange Agent will send you additional documentation that you must complete in order to exchange your lost or destroyed certificates. There may be a fee to replace lost certificates. The person to contact regarding lost or destroyed certificates is:

[            ]

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

Tel: [            ]

Fax: [            ]

(9) Federal Income Tax Withholding. Under federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing certain cash payments it makes to holders of Somerset Hills stock certificates. Unless an exemption applies, you must provide the Exchange Agent with your correct tax identification number (your “TIN”) on Substitute Form W-9 to avoid “backup withholding” of federal income tax on any cash received upon the surrender. The TIN for an individual is his or her social security number. This document includes a Substitute Form W-9 as Box D. The Substitute Form W-9 requires that you certify, under penalties of perjury, that the TIN provided is correct and that you are not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, the IRS may subject you to a $50 penalty, and payments made for surrender of stock certificates may be subject to backup withholding at a rate of 28%. In addition, if you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making the statement, the IRS may subject you to a $500 penalty.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the IRS.

The TIN that must be provided on the Substitute Form W-9 is that of the registered holders of the stock certificates at the effective time of the Somerset Hills/Lakeland merger. The box in Part II of the Substitute Form W-9 may be checked if the person surrendering the stock certificates has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II has been checked, the person surrendering the stock certificates must also complete the Certification: Awaiting Taxpayer Identification Number in order to avoid backup withholding. Even though the box in Part II may be checked (and the Certification: Awaiting Taxpayer Identification Number may be completed), the Exchange Agent will withhold 28% on all cash payments with respect to surrendered stock certificates made before the Exchange Agent has received a properly certified TIN.

Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting the appropriate form, signed under penalties of perjury, certifying to that person’s exempt status. A form of such statement can be obtained from the Exchange Agent. You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining the exemption, or for further guidance in completing the Substitute Form W-9.

(10) Questions and Requests for Information or Assistance. If you have any questions or need assistance to complete this document, or if you want additional copies of this document, please contact the Exchange Agent. You may reach the Exchange Agent:

by telephone at:

[            ]

or by writing to:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

ATTACHMENT A

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. – Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account	Give Name and SOCIAL SECURITY number of	For this type of account	Give Name and EMPLOYER IDENTIFICATION number of
1. An individual’s account	The individual	8. A valid trust, estate or pension trust	Legal entity[4]
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]	9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]	10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]	11. Partnership or multi-member LLC	The partnership
4. b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]	12. A broker or registered nominee	The broker or nominee
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]	13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*	14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust
7. Disregarded entity not owned by an individual	The owner

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s social security number.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payee Exempt From Backup Withholding

Payee specifically exempted from backup withholding on ALL payments include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041A(a), 6045, and 6050A.

Privacy Act Notice. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION

CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE